UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Cal-Weld, Inc.

On July 27, 2017, Ichor Holdings, LLC, a Delaware limited liability company (“Ichor”), and a wholly-owned subsidiary of Ichor Holdings, Ltd. (the “Company”), entered into a Stock Purchase Agreement, by and among Ichor, Cal-Weld, Inc. (“Cal-Weld”), Richard A. Olazaba Revocable Trust u/d/t dated March 9, 2011 (the “Seller”), and, with respect to Section 9.14 therein only, Richard A. Olazaba (the “Stock Purchase Agreement”), pursuant to which Ichor acquired all of the issued and outstanding stock of Cal-Weld from the Seller (the “Acquisition”). The consideration paid by Ichor in connection with the Acquisition consists of $50 million in cash, subject to customary post-closing adjustments for net working capital, indebtedness, cash and transaction expenses as of the closing. The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties. The Acquisition closed on July 27, 2017.

The foregoing description of the Stock Purchase Agreement does not purpose to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Amendment to Credit Agreement

On July 27, 2017, Ichor and certain of its subsidiaries entered into the Second Amendment (the “Second Amendment”) to the Credit Agreement (the “Credit Agreement”) by and among Ichor, Ichor Systems, Inc., Precision Flow Technologies, Inc., Ajax-United Patterns & Molds, Inc. and Cal-Weld, as borrowers, Bank of America, N.A., as administrative agent, and the financial institutions party thereto, as lenders. The Credit Agreement governs the Company’s credit facility that includes a revolver and a term loan facility. The Second Amendment increased the amount available to the Company for borrowing under each of the revolver and the term loan facility by $20 million. Additionally, the Second Amendment decreased the applicable interest rate for borrowings under the term loan facility and revolving facility from Libor plus 400 basis points to leveraged-based pricing from Libor plus 200 to 250 basis points.

In order to finance the Acquisition, the Company borrowed $10 million under the revolver and $20 million under the term loan facility.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 under the heading “Amendment to Credit Agreement” is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 27, 2017, the Company issued a press release announcing the acquisition of Cal-Weld. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of the business acquired.

The Company intends to file any financial statements that may be required by Item 9.01(a) of Form 8-K with respect to the Acquisition within 71 calendar days after the date that this Form 8-K was required to be filed pursuant to Item 9.01(a)(4) of Form 8-K.

(b) Pro forma financial information.

The Company intends to file any pro forma financial information required by Item 9.01(b) of Form 8-K with respect to the Acquisition within 71 calendar days after the date that this Form 8-K was required to be filed pursuant to Item 9.01(b)(2) of Form 8-K.

(d) Exhibits

2.1	Stock Purchase Agreement, dated as of July 27, 2017, by and among Ichor Holdings, LLC, Cal-Weld, Inc., Richard A. Olazaba Revocable Trust u/d/t dated March 9, 2011, and, with respect to Section 9.14 therein only, Richard A. Olazaba.

10.1	Second Amendment to the Credit Agreement, dated as of July 27, 2017, by and among Ichor Holdings, LLC, Ichor Systems, Inc., Precision Flow Technologies, Inc., Ajax-United Patterns & Molds, Inc. and Cal-Weld, Inc., as borrowers, Bank of America, N.A., as administrative agent, and the financial institutions party thereto, as lenders.

99.1	Press Release dated July 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

/s/ Maurice Carson
Date: July 31, 2017	Name: Maurice Carson
Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of July 27, 2017, by and among Ichor Holdings, LLC, Cal-Weld, Inc., Richard A. Olazaba Revocable Trust u/d/t dated March 9, 2011, and, with respect to Section 9.14 therein only, Richard A. Olazaba.

10.1	Second Amendment to the Credit Agreement, dated as of July 27, 2017, by and among Ichor Holdings, LLC, Ichor Systems, Inc., Precision Flow Technologies, Inc., Ajax-United Patterns & Molds, Inc. and Cal-Weld, Inc., as borrowers, Bank of America, N.A., as administrative agent, and the financial institutions party thereto, as lenders.

99.1	Press Release dated July 27, 2017.